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                                   EXHIBIT 16

                                 March 25, 1997

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Ladies and Gentlemen:

We have read CORUS BANKSHARES, Inc.'s statements included under Item 9 of its Form 10-K dated March 25, 1997 and we agree with such statements contained in paragraphs 2 and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained within Item 9.

                               Very truly yours,

                             /s/ KPMG Peat Marwick LLP

Chicago, Illinois



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